                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a_101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a_6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a_11(c) or Rule 14a_12


SpaceDev, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a_6(i)(1) and 0_11.

N/A
________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:

N/A
________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

N/A
________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0_11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A
________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

N/A
________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0_11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                [SPACEDEV LOGO]

                                13855 Stowe Drive
                             Poway, California 92064


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 20, 2001

TO THE SHAREHOLDERS OF SPACEDEV, INC.:

         The annual meeting of the shareholders of SpaceDev, Inc. (the "Company") will be held at 13855 Stowe Drive, Poway, California 92064, on July 20, 2001, at 1:00 P.M. for the following purpose:

         1.       To elect a Board of Directors for the Company.

         2. To approve the continuation of Nation Smith Hermes Diamond, Accountants & Consultants, P.C. as the Company's independent public accountants for the fiscal year ending December 31, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OTHER ITEM LISTED ON THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.

         Shareholders of record at the close of business on June 26, 2001, are the only persons entitled to notice of and to vote at the meeting.

         Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN THE INFORMATION COMPLETELY, AS IT WILL HELP US COMMUNICATE WITH YOU ABOUT YOUR COMPANY. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "ANNUAL MEETING OF SHAREHOLDERS - JULY 20, 2001." A return envelope is enclosed for your convenience.

                                                      Susan Benson
                                                      Secretary

                                                      Dated: July 6, 2001

                    ----------------------------------------


                                 PROXY STATEMENT

                    ----------------------------------------


                                 SPACEDEV, INC.
                                13855 Stowe Drive
                             Poway, California 92064


                 ANNUAL MEETING OF SHAREHOLDERS - JULY 20, 2001

         The enclosed Proxy is solicited by the Board of Directors of SpaceDev, Inc. (the "Board") in connection with the annual meeting of shareholders of SpaceDev, Inc. (the "Company") to be held on July 20, 2001 at 1:00 P.M. at 13855 Stowe Drive, Poway, California 92064, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Shareholders' Meeting and this Proxy Statement, will be paid by the Company. Such mailing took place on approximately July 6, 2001. Representatives of the Company may, without cost to the Company, solicit Proxies for the management of the Company by means of mail, telephone or personal calls.

         A Proxy with respect to the Company may be revoked before the meeting by giving written notice of revocation to the Secretary of the Company, or may be revoked at the meeting, prior to voting. Unless revoked, properly executed Proxies with respect to the Company will be voted as indicated in this Proxy Statement. In instances where choices are specified by the shareholders in the Proxy, those Proxies will be voted or the vote will be withheld in accordance with each shareholder's choice. An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the proposal on which the abstention is noted, but will be counted as a vote "against" such proposal. Should any other matters come before the meeting, it is the intention of the persons named as Proxies in the enclosed Proxy to act upon them according to their best judgment.

         Only shareholders of record at the close of business on June 26, 2001 may vote at the meeting or any adjournments thereof. As of that date there were issued and outstanding approximately 14,705,809 common shares of all classes, $.0001 par value, of the Company. Each shareholder of the Company is entitled to one vote for each share of the Company held. Voting for the election of directors is not cumulative, which means that the holders of a majority of the Company's outstanding shares have the power to elect the entire board of directors of the Company. None of the matters to be presented at the meeting will entitle any shareholder of the Company to appraisal rights. In the event that Proxies which are sufficient in number to constitute a quorum are not received by July 18, 2001, the persons named as Proxies may propose one or more adjournments of the meeting to permit further solicitation of Proxies. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the meeting. The persons named as Proxies will vote in favor of such adjournment. At the annual meeting, the shareholders of the Company will be asked to re-elect the current members of the Board and to approve the selection of the independent public accountant for the Company.

                                 SHARE OWNERSHIP

     The following table provides information as of June 26, 2001 concerning the beneficial ownership of the Company's common stock by (i) each director, (ii) each named executive officer, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, and (iv) the directors and officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock owned by them.

------------------------------ ----------------------------------- ---------------------------- --------------------
                                 Name and Address of Beneficial       Amount and Nature of       Percent of Class
Title of Class                              Owner(2)                  Beneficial Ownership
------------------------------ ----------------------------------- ---------------------------- --------------------
$.0001 par value common stock  James W. Benson, CEO and Chairman           9,628,413(3)                69%(1)
                               and
                               Susan Benson, Secretary
                               13855 Stowe Drive
                               Poway, California 92064

$.0001 par value common stock  Charles H. Lloyd                               25,000                    7%(1)
                               Chief Financial Officer
                               13855 Stowe Drive
                               Poway, California 92064
$.0001 par value               Stanley W. Dubyn                               50,000                 <0.7%(1)
common stock                   President and COO
                               13855 Stowe Drive
                               Poway, California 92064

$.0001 par value common stock  Curt Dean Blake, Vice President                    --                 <0.1%
                               13855 Stowe Drive
                               Poway, California 92064
$.0001 par value common stock  Wesley T. Huntress Jr., Director                8,868                 <0.1%
                               13855 Stowe Drive
                               Poway, California  92064

$.0001 par value common stock  Officers and Directors as a group           9,712,281                  69%(1)

(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from June 26, 2001, these additional shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but are not deemed outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 14,705,809 Shares outstanding on June 26, 2001.
(2) Represents 236,000 shares held directly by James W. Benson; 8,895,000 shares held by SD Holdings, LLC, an entity controlled by James W. Benson; and 497,413 shares recently transferred from SD Holdings, LLC to Space Development Institute, a 501(c)(3) corporation.

                          ANNUAL REPORT OF THE COMPANY

         The annual report of the Company containing audited financial statements for the twelve months ended December 31, 2000 was mailed to the shareholders on or about July 6, 2001.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         It is intended that the enclosed Proxy will be voted for the election of the six (6) persons named below as directors for the Company unless such authority has been withheld in the respective Proxy. The term of office of each person elected to be a director of the Company will be until the next regular or annual meeting of the shareholders at which election of directors is an agenda item and until his successor is duly elected and shall qualify. Pertinent information regarding each nominee for the past five years is set forth following his name below.

----------------- --------------------------------------------------------------------------- ----------------------
NAME AND AGE                 POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATIONS                     ADDRESS
----------------- --------------------------------------------------------------------------- ----------------------
James W. Benson   Mr. Benson is the founder, Chairman and Chief Executive                     13855 Stowe Dr.
(56)              Officer of the Company. Mr. Benson served as President of the               Poway, CA 92064
                  Company until he resigned from that position on February 4,
                  2000. Mr. Benson is also a Director of the Company, a position he has held since October 1997. In 1984, Mr. Benson founded
                  Compusearch Software Systems in McLean, Virginia. The company was based on use of personal computers to create full text indexes of massive government procurement regulations and to provide fast full text searches for any word or phrase; the first instance of large scale, commercial implementation of
                  PC-based full text searching. In 1995, Mr. Benson sold
                  Compusearch. Mr. Benson started SpaceDev LLC, which was
                  acquired by the Company in October 1997. Mr. Benson holds a
                  Bachelor of Science degree in Geology from the University of
                  Missouri. He founded the non-profit Space Development
                  Institute and introduced the $5,000 Benson Prize for Amateur
                  Discovery of Near Earth Objects. He is also Vice-Chairman and private sector representative on NASA's national Space Grant
                  Review Panel and a member of the American Society of Civil
                  Engineers subcommittee on Near Earth Object Impact Prevention and Mitigation.
----------------- --------------------------------------------------------------------------- ----------------------
Charles H.        Mr. Lloyd has been the Company's Chief Financial Officer since              13855 Stowe Dr.
Lloyd (50)        November 3, 1999. Mr. Lloyd has also been named the CEO of the              Poway, CA 92064
                  Company's ISS subsidiary. Mr. Lloyd was formerly the CEO and
                  President of International Launch Services (ILS), a joint
                  venture of Lockheed Martin Corporation, Khrunichev State
                  Research and Production Space Center and RSC Energia. Mr.
                  Lloyd was employed by ILS and its predecessor joint venture
                  LKE from 1993 to 1998. During his tenure at ILS, he was
                  responsible for the development, expansion, and ongoing
                  operation of the joint venture. Lloyd aggressively marketed product lines globally, not only by overcoming cultural
                  barriers, but also by structuring the organization to support multiple product and management requirements. He is credited with developing strategic international relationships between the United States and Russia, and with setting the industry standard for strict controls in the transfer of technology.
                  Lloyd and his team at ILS generated over a billion dollars in new contracts and developed competitive markets in Asia,
                  Europe, and North America, all of which have provided
                  increased revenues. Mr. Lloyd has close to 20 years of senior management experience in high technology, international
                  service and manufacturing environments, with most of that time in positions focused on operations management, marketing and finance and administration. Prior to his employment with
                  Lockheed and ILS, Mr. Lloyd held several management positions at General Dynamics (GD). He was Vice President and Managing
                  Director, and responsible for the management and operations of
                  General Dynamics Commercial Launch Services. Prior to that, he was Vice President of Finance and Controller of GD Space
                  Systems, and Vice President of Finance and Administration of
                  GD Services Company. Mr. Lloyd began his career as a Senior
                  Financial Planning Analyst at Ford Motor Company in 1975. Mr.
                  Lloyd holds a Masters of Business Administration from the
                  University of Michigan and earned his Bachelor of Arts Degree in Finance from Virginia Polytechnic Institute and State
                  University.


                                       5

----------------- --------------------------------------------------------------------------- ----------------------
Curt Dean Blake   Mr. Blake was appointed to the Board on September 5, 2000. Mr.              13855 Stowe Dr.
(43)              Blake acted as the Chief Operating Officer of the Starwave                  Poway, CA 92064
                  Corporation from 1993 until 1999, where he managed business development, finance, legal and business affairs, and
                  operations for the world's most successful collection of
                  content sites on the Internet. During that time, he developed business strategies, financial models, and structured and
                  negotiated venture agreements for Starwave's flagship site,
                  ESPN Sportszone, at that time the highest traffic destination site on the Internet. He also developed and negotiated venture agreements with the NBA, NFL, Outside Magazine and NASCAR to create sites around these brands. Mr. Blake negotiated sale of controlling interest in Starwave Corporation to Disney/ABC
                  (NYSE:DIS). Prior to Starwave, Mr. Blake worked at Corbis from
                  1992 to 1993, where he led the acquisitions and licensing
                  effort to fulfill Bill Gates' vision of creating the largest taxonomic database of digital images in the world. Mr. Blake acted as General Counsel to Aldus Corporation (now
                  NASDAQ:ADBE) from 1989 to 1992, where he was responsible for all legal matters of the $125 million public corporation and its subsidiaries. Prior to that, Mr. Blake was an attorney at
                  Shidler, McBroom, Gates and Lucas, during which time he was assigned as onsite counsel to the Microsoft Corporation
                  (Nasdaq:MSFT) where he was primarily responsible for the
                  domestic OEM/Product Support and Systems Software divisions.
                  Mr. Blake has an MBA and JD from the University of Washington.

----------------- --------------------------------------------------------------------------- ----------------------
Howell M.         General Estes (USAF Retired) was appointed to the Company's                 13855 Stowe Dr.
Estes, III        Board of Directors on April 2, 2001. General Estes retired                  Poway, CA 92064
(59)              from the United States Air Force in 1998 after serving for 33 years. At that time he was the Commander-in-Chief of the North
                  American Aerospace Defense Command (CINCNORAD) and the United
                  States Space Command (CINCSPACE), and the Commander of the Air
                  Force Space Command (COMAFSPC) headquartered at Peterson AFB,
                  Colorado. In addition to a Bachelor of Science Degree from the
                  Air Force Academy, he holds a Master of Arts Degree in Public
                  Administration from Auburn University and is a graduate of the
                  Program for Senior Managers in Government at Harvard's JFK
                  School of Government. Gen. Howell Estes is the President of
                  Howell Estes & Associates, Inc., a wholly owned consulting firm to CEOs, Presidents and General Managers of aerospace and telecommunications companies worldwide. He serves as Vice
                  Chairman of the Board of Trustees at The Aerospace
                  Corporation. He served as a consultant to the Defense Science
                  Board Task Force on SPACE SUPERIORITY and more recently as a commissioner on the U.S. Congressional Commission to Assess
                  United States National Security Space Management and
                  Organization (the "Rumsfeld Commission").
----------------- --------------------------------------------------------------------------- ----------------------
Robert S. Walker  Mr. Walker was appointed to the Company's Board of Directors                13855 Stowe Dr.
(59)              on April 2, 2001. Mr. Walker is Chairman and CEO of The Wexler              Poway, CA 92064
                  Group. As a former Congressman (1977-1997), Chairman of the
                  House Science Committee, Vice Chairman of the Budget
                  Committee, and a long-time member of the House Republican
                  leadership, Walker became a leader in advancing the nation's space program, especially the arena of commercial space, for which he was the first sitting House Member to be awarded
                  NASA's highest honor, the Distinguished Service Medal. Bob
                  Walker is a frequent speaker at conferences and forums. His main issues include the breadth and scope of space regulation today, and how deregulation could unleash the
                  telecommunications, space tourism, broadcast and Internet
                  industries. The Wexler Group is a Washington-based,
                  full-service government relations firm founded in 1981. Wexler
                  Group principals have served in Congress, in the White House and federal agencies, as congressional staff, in state and local governments and in political campaigns. The Wexler Group is a leader on the technology issues of the twenty-first
                  century.

                                       6

----------------- --------------------------------------------------------------------------- ----------------------
Wesley T.         Dr. Huntress was elected to the Company's Board of Directors                13855 Stowe Dr.
Huntress (58)     as an Independent Director at the Company's annual shareholder              Poway, CA 92064
                  meeting held June 30, 1999. Dr. Huntress is currently Director of the Geophysical Laboratory at the Carnegie Institution of
                  Washington in Washington, DC, where he leads an
                  interdisciplinary group of scientists in the fields of
                  high-pressure science, astrobiology, petrology and
                  biogeochemistry. Prior to his appointment at Carnegie, Dr.
                  Huntress served the Nation's space program as the Associate
                  Administrator for Space Science at NASA from October 1993
                  through September 1998 where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. During his tenure, NASA space science produced
                  numerous major discoveries, and greatly increased the launch rate of missions. These discoveries include the discovery of possible ancient microbial life in a Mars meteorite; a
                  possible subsurface ocean on Jupiter's moon Europa; the
                  finding that gamma ray bursts originate at vast distances from the Milky Way and are extraordinarily powerful; discovery of massive rivers of plasma inside the Sun; and a wealth of
                  announcements and images from the Hubble Space Telescope,
                  which have revolutionized astronomy as well as increased
                  public interest in the cosmos. Dr. Huntress also served as a
                  Director of NASA's Solar System Exploration Division from 1990 to 1993, and as special assistant to NASA's Director of the
                  Earth Science and Applications from 1988 to 1990. Dr. Huntress came to NASA Headquarters from Caltech's Jet Propulsion
                  Laboratory (JPL). Dr. Huntress joined JPL as a National
                  Research Council resident associate after receiving is B.S. in
                  Chemistry from Brown University in 1964 and his Ph.D. in
                  Chemical Physics from Stanford in 1968.

----------------- --------------------------------------------------------------------------- ----------------------

         None of the persons named as nominees for the Company are directors of any other Reporting Companies. "Reporting Companies" include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or subject to the requirements of
Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

         In voting for directors, you must vote all of your shares noncumulatively. This means that the owners of a majority of the Company's outstanding shares have the power to elect the Company's entire board of directors. The vote of a majority of shares of the Company represented at the meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the election of the above nominees to the Board. By completing the Proxy, you give the Proxy the right to vote for the persons named in the table above. If you elect to withhold authority for any individual nominee or nominees, you may do so by making an "X" in the box marked "VOTE FOR NOMINEE(S) NOT LINED OUT," and by striking a line through the nominees' name or names on the Proxy that you do not vote for.

         The Company has a standing audit committee comprised of Mr. Lloyd, Mr. Blake and Dr. Huntress. The Company does not have a nominating committee. The Company does not maintain any pension, retirement or other arrangement other than as disclosed in the following table for compensating its Directors. The board of directors for the Company took action ten (10) times during its last fiscal year: four (4) times at regular or special meetings attended by all of the members of the Board either personally or telephonically, and six (6) times by unanimous written consent.

         The Company does not currently have an advisory board.

         The following table sets forth the remuneration paid to the Company's directors during its fiscal year ended December 31, 2000. The Company does not pay directors who are also officers of the Company additional compensation for their service as directors.


----------------------- ------------------------------------------------------ -------------------------------------
                                          Cash Compensation                              Security Grants
                        ----------------- ----------------- ------------------ ------------------ ------------------
                                                                                                  Number of
                                                                                                  Securities
                        Annual Retainer                     Consulting         Number of Shares   Underlying
Name                    Fees              Meeting Fees      Fees/Other Fees                       Options/SARs
----------------------- ----------------- ----------------- ------------------ ------------------ ------------------
James W. Benson                        -                 -                  -                  -                  -
----------------------- ----------------- ----------------- ------------------ ------------------ ------------------
Charles H. Lloyd                       -                 -                  -                  -                  -
----------------------- ----------------- ----------------- ------------------ ------------------ ------------------
Stanley W. Dubyn                       -                 -                  -                  -                  -
----------------------- ----------------- ----------------- ------------------ ------------------ ------------------
Wesley T. Huntress(1)                  -                 -                  -              4,424              9,425
----------------------- ----------------- ----------------- ------------------ ------------------ ------------------
Curt Dean Blake(2)                     -                 -                  -                  -              4,706
----------------------- ----------------- ----------------- ------------------ ------------------ ------------------

(1) Wesley T. Huntress Jr. was elected to the Board at the 1999 Annual Shareholders' Meeting. Pursuant to an agreement with the Company, Dr. Huntress was to receive a total of $10,000 in the Company's common stock as compensation for his services as a director in two separate issuances during the first two years of his directorship. In 1999, he received the first issuance of 4,444 shares pursuant to that agreement. Dr. Huntress received the second issuance of 4,424 shares in during the year ended December 31, 2000. Additionally, Dr. Huntress received an option to purchase a total of $10,000 in common shares, or 4,425 shares at a per share price of $1.13, the fair market value on January 1, 2000, when the options were issued pursuant to the agreement. Pursuant to the Company's policy regarding compensation of independent directors, Dr. Huntress received an option to purchase 5,000 shares on November 10, 2000 for his attendance at a telephonic meeting of the Company's Board of Directors.
(2) Pursuant to its policy regarding compensation of independent directors, the Company issued Mr. Blake an option to purchase a total of $10,000 in common shares, or 4,706 shares at a per share price of $1.0625, upon acceptance of his position as a director for the Company. The exercise price of the shares represents the fair market value on September 5, 2000, the date of issuance. The option does not vest until September 5, 2001.

         Each of the nominees has agreed to serve as a director of the Company until his replacement is elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board. In no event, however, can the Proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of each nominee to serve as a director of the Company.

         Each of the Company's current directors is a nominee for director. Pertinent information regarding each is set forth following his name above.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

                                   PROPOSAL 2

                          RATIFICATION OR REJECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Nation Smith Hermes Diamond, Accountants & Consultants, P.C. as the Company's independent accountants for the fiscal year ending December 31, 2000 and has directed that management submit the selection of independent accountants to the stockholders for ratification at the Annual Meeting. Nation Smith Hermes Diamond, Accountants & Consultants, P.C. audited the Company's financial statements for fiscal 1999. No representative of Nation Smith Hermes Diamond, Accountants & Consultants, P.C. is expected to be present at the Annual Meeting.

         Stockholders are not required to ratify the selection of Nation Smith Hermes Diamond, Accountants & Consultants, P.C. as the Company's independent accountants. However, the Board is submitting the selection of Nation Smith Hermes Diamond, Accountants & Consultants, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Nation Smith Hermes Diamond, Accountants & Consultants, P.C. for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Form 10-QSBs for the year ended December 31, 2000 were $48,000. Nation Smith Hermes Diamond, Accountants & Consultants, P.C., billed the Company $15,000 in non-audit related fees during the year ended December 31, 2000.

         The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Nation Smith Hermes Diamond, Accountants & Consultants, P.C.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                  OTHER MATTERS

         Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and currently knows of no other business to be presented. If any other matters are brought before the meeting, the appointed proxies will vote all Proxies on such matters in accordance with their judgment of the best interests of the Company.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors currently consists of three directors, two of whom are not employees of the Company or any of its subsidiaries and one of whom acts as the Company's Chief Financial Officer. Due to Mr. Lloyd's position as Chief Financial Officer of the Company and his understanding of the financial statements and ability to interface with the Company's independent auditor, the Board is of the opinion that Mr. Lloyd's service on the Audit Committee is desirable at this time. The Board believes that the remaining members of the committee, Mr. Blake and Dr. Huntress, are "independent directors" as that term is defined by the Nasdaq listing standards. The Board of Directors has not adopted a written Audit Committee Charter.

         The Audit Committee has reviewed and discussed the audited financial statements and the footnotes thereto with management and the independent auditors. Based on these discussions with management and the independent auditors, the Audit Committee believes that the Company's financial statements are fairly presented in conformity with accounting principles generally accepted in the United States of America in all material respects. The Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standard No. 61.

         The Audit Committee has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and
(ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and the Audit Committee has discussed with the auditor the auditor's independence from the Company.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in SpaceDev, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000.

Audit Committee:


Curt Dean Blake

Wesley T. Huntress

Charles H. Lloyd


              SUPPLEMENTAL INFORMATION WITH RESPECT TO THE COMPANY

         Certain information about the current executive officers of the Company is set forth below. Each executive officer of the Company may be removed from office at any time by a majority of the Company's Board of Directors with or without cause.

JAMES W. BENSON (56) - CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

         Mr. Benson is the founder, Chairman and Chief Executive Officer of the Company. Mr. Benson served as President of the Company until he resigned from that position on February 4, 2000. Mr. Benson is also a Director of the Company, a position he has held since October 1997. In 1984, Mr. Benson founded Compusearch Software Systems in McLean, Virginia. The company was based on use of personal computers to create full text indexes of massive government procurement regulations and to provide fast full text searches for any word or phrase; the first instance of large scale, commercial implementation of PC-based full text searching. Mr. Benson sold Compusearch. Mr. Benson started SpaceDev LLC, which was acquired by the Company in October 1997. Mr. Benson holds a Bachelor of Science degree in Geology from the University of Missouri. He founded the non-profit Space Development Institute and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also Vice-Chairman and private sector representative on NASA's national Space Grant Review Panel and a member of the American Society of Civil Engineers subcommittee on Near Earth Object Impact Prevention and Mitigation.

SUSAN BENSON (56) - SECRETARY

         Ms. Benson has served as the Company's Secretary since its inception. She is the wife of James W. Benson. Ms. Benson was the Customer Support Manager for Compusearch Software Systems in McLean, Virginia from 1986 through 1995.

CHARLES H. LLOYD (50) - CHIEF FINANCIAL OFFICER AND DIRECTOR

         Mr. Lloyd has been the Company's Chief Financial Officer since on November 3, 1999. Mr. Lloyd has also been named the CEO of the Company's ISS subsidiary. Mr. Lloyd was formerly the CEO and President of International Launch Services (ILS), a joint venture of Lockheed Martin Corporation, Khrunichev State Research and Production Space Center and RSC Energia. Mr. Lloyd was employed by ILS and its predecessor joint venture LKE from 1993 to 1998. During his tenure at ILS, he was responsible for the development, expansion, and ongoing operation of the joint venture. Lloyd aggressively marketed product lines globally, not only by overcoming cultural barriers, but also by structuring the organization to support multiple product and management requirements. He is credited with developing strategic international relationships between the United States and Russia, and with setting the industry standard for strict controls in the transfer of technology. Lloyd and his team at ILS generated over a billion dollars in new contracts and developed competitive markets in Asia, Europe, and North America, all of which have provided increased revenues. Mr. Lloyd has close to 20 years of senior management experience in high technology, international service and manufacturing environments, with most of that time in positions focused on operations management, marketing and finance and administration. Prior to his employment with Lockheed and ILS, Mr. Lloyd held several management positions at General Dynamics (GD). He was Vice President and Managing Director, and responsible for the management and operations of General Dynamics Commercial Launch Services. Prior to that, he was Vice President of Finance and Controller of GD Space Systems, and Vice President of Finance and Administration of GD Services Company. Mr. Lloyd began his career as a Senior Financial Planning Analyst at Ford Motor Company in 1975. Mr. Lloyd holds a Masters of Business Administration from the University of Michigan and earned his Bachelor of Arts Degree in Finance from Virginia Polytechnic Institute and State University.

STANLEY W. DUBYN (44) - CHIEF OPERATING OFFICER, PRESIDENT AND DIRECTOR.

         Mr. Dubyn has been a director of the Company since February 4, 2000, and its President and Chief Operating Officer since March 4, 2000. Mr. Dubyn was formerly Senior Vice-President and Chief Operating Officer for Spectrum Astro, Inc. in Manhattan Beach, California, a position he held since October 1990 and which he resigned prior to becoming an officer of the Registrant. In that capacity, Mr. Dubyn was responsible for overall cost, schedule and technical management and oversight of company business activities with NASA, USAF, BMDO DARPA, classified and government customers, and managed over $75 million in prime contract revenue associated with spacecraft design, development, manufacturing, integration, test, launch and on-orbit operation. He was directly responsible for proposal management and winning a $1.5 billion NASA Goddard Space Flight Center contract. Mr. Dubyn has managed subcontracts and suppliers totaling over $34 million, many with new development technologies on compressed delivery schedules, and has functioned as director of new business and marketing for all classified, defense and NASA programs for Spectrum Astro. Concurrently with his employment for Spectrum Astro, Mr. Dubyn has acted as program manager on the following projects: New Millennium Deep Space One (October 1995-February
1997), Mars-98 Orbiter & Lander (February 1995 - October 1995), MSTI-3 (May 1994
- February 1995), MSTI-2 (November 1992 - May 1994), MSTI -1, where he also acted as Chief Systems Engineer (November 1991 - November 1992) and DSP Evolution Study (October 1991 - November 1992). Prior to going to work with Spectrum Astro, Mr. Dubyn worked for TRW Space & Technology Group from June 1982 to October 1990, where he worked on a variety of classified projects in a myriad of capacities, including Program Manager and Director of STS Training for the Defense Projects Division. From May 1978 to June 1982, Mr. Dubyn worked for Hughes Aircraft Company, Space & Communications Group in El Segundo, California as a Mission and Systems Analyst, STS Integration Engineer and Preliminary Design Engineer, and, from July 1977 to September 1997, Mr. Dubyn worked for Rockwell International, B-1 Division s a Stuctural Analyst. Mr. Dubyn received his Master of Science Degree, Aerospace Engineering in 1981, and a Bachelor of Science Degree in Aerospace Engineering in 1978 from the University of Southern California. He has been honored throughout his career with awards for recognition and achievement, including the Hughes Aircraft Co. Masters Fellowship Award in 1980 and American Institute of Aeronautics and Astronautics Judging Awards in 1986, 1987 and 1988. In 1990, Mr. Dubyn received the TRW Chairman's Award for Innovation.

DAVID B. SMITH (61) - CHIEF TECHNICAL OFFICER AND VICE PRESIDENT OF ENGINEERING.

         Mr. Smith was appointed to act as Chief Technical Officer and Vice President of Engineering of the Company on June 29, 2000. Mr. Smith also assumed the role of Vice-President of Engineering with responsibility for consolidating overall company technical activities, and to ensure the development of quality hardware and flight systems. Prior to his employment with the Company, Mr. Smith held various positions with JPL between January 1971 and June 2000, including, in the last six years, Principal Engineer for the Mars Exploration Program Office from September 1999 to June 2000, Manager of one of their product development offices and new products architect from October 1998 to September 1999, Project Manger on the DNP Project from July 1997 to October 1998, Manager of Program Design and Architecture Office (where he was responsible for new business project design center) from June 1996 to October 1997, Advanced Projects Manager, Team X (where he developed a JPL new business proposal process, led the JPL DNP Re-engineering team and developed a design to cost process) from October 1994 to June 1996. His thirty-eight year career has focused on multiple deep space and Earth-orbiting missions including Apollo, MVM, Viking, Voyager, Galileo, and two shuttle radar missions: STS 59 & 68. He was awarded NASA's Exceptional Achievement medal in 1995 for his leadership and management skills for the Earth orbiting shuttle missions. His activities on these missions ranged from navigation, mission design, systems engineering to the development and delivery of the central computer system (CDS) to the Galileo spacecraft. Mr. Smith's experience also includes key positions on the Pioneer-10 Navigation Team, the Mars Viking Orbiter and Lander Navigation Team, the Apollo-11 and Voyager Mission Design Teams, and the Galileo and SIR-C Development Teams. Mr. Smith has a Masters of Aerospace Engineering from the University of Southern California and a Bachelor's of Aerospace Engineering from West Virginia University. He has published, either jointly or singly, twelve papers on topics related to the industry from 1967 to June 1999.

         Susan Benson is the wife of James W. Benson. There are no other family relationships between the proposed executive officers and/or directors. The Company's address is: 13855 Stowe Drive, Poway, California 92064.

         During the fiscal years ended December 31, 1998, 1999, and 2000, the Company granted options to certain of its officers as compensation for their services pursuant to the Company's Stock Option Plan. Total compensation paid to officers of the Company for its past three fiscal years is set forth below:


                           SUMMARY COMPENSATION TABLE

                                                                 ----------------------------------------
                                                                         Long Term Compensation
                           ------------------------------------- ---------------------------- -----------
                                   Annual Compensation                     Awards              Payouts
                           ------------------------------------- ---------------------------- ----------- ------------
                                                       Other      Restricted   Securities
Name and                                              Annual        Stock      Underlying       LTIP       All Other
Principal                                           Compensation   Award(s)     Options/       Payouts    Compensation
Position         Year      Salary ($)   Bonus ($)       ($)           ($)       SARs(#)(2)       ($)           ($)
---------------- --------- ------------ ------------ ----------- ------------- -------------- ----------- ------------
James W.         1998                -            -           -             -              -           -            -
Benson, CEO      1999                -            -           -             -        100,000           -            -
                 2000           42,946            -           -             -              -           -            -

Charles H.       1998                -            -           -             -              -           -            -
Lloyd, CFO(1)    1999            8,077            -           -             -        450,000           -            -
                 2000           77,770            -           -             -        750,000(1)        -            -

Stanley W.       1998                -            -           -             -              -           -            -
Dubyn,           1999                -            -           -             -              -           -            -
President        2000          125,192            -           -             -        100,000           -            -

David Smith,     1998                -            -           -             -              -           -            -
CTO & VP         1999                -            -           -             -              -           -            -
                 2000           62,308            -           -             -              -           -            -

(1) 200,000 of these options were performance-based options, which terminated on December 31, 2000.

(2)  James W. Benson purchased 100,000 shares for $.50 per share in December
     1998.

         During the last fiscal year and as of December 31, 2000, the Company granted stock options to executive officers as set forth in the following table:

                    OPTION/SAR GRANTS ENDED DECEMBER 31, 2000

                                         Individual Grants
----------------------------------------------------------------------------------------------------
                           Number of        % of Total
                           Securities       Options/SARs
                           Underlying       Granted to
                           Options/SARs     Employees in      Exercise of Base
Name                       Granted (#)      Fiscal Year       Price ($/Sh)        Expiration Date
----                       -----------      -----------       ------------        ---------------
Charles H. Lloyd            250,000           33 1/3%             $1.44              11/01/09
                            250,000           33 1/3%             $1.25              05/10/10
                            250,000           33 1/3%             $1.23              08/01/10

Stanley W. Dubyn             50,000               50%             $1.28              05/19/10
                             50,000               50%             $1.28              05/19/10(1)

(1) This option was a performance-based option, which, according to its terms, would expire on March 4, 2001 in the event certain goals were not met on or prior to that date. This option has expired according to its terms.

     The following table is intended to provide information as to the number of stock options exercised by each of the executive officers listed above, the value realized upon exercise of such options, and the number and value of any unexercised options still held by such individuals.

                                                                        Number of
                                                                        Securities
                                                                        Underlying            Value of Unexercised
                                                                        Unexercised           In-the-Money
                                                                        Options/SARs at       Options/SARs at FY-
                                                                        FY-End (#)            End ($)

                           Shares Acquired on                           Exercisable/          Exercisable/
Name                       Exercise (#)           Value Realized ($)    Unexercisable         Unexercisable(1)
-------------------------- ---------------------- --------------------- --------------------- ----------------------
James W. Benson                                0                     0               500,000/           0/0
                                                                                   2,000,000

Charles H. Lloyd                               0                     0             1,000,000/           0/0
                                                                                           0

Stanley W. Dubyn                               0                     0                50,000/           0/0
                                                                                           0

(1) For purposes of determining whether options are "in-the-money," the Company defined fair market value as the five-day trading average of the Company's common stock on the Over-The-Counter Bulletin Board as of March 12, 2001, or $0.88748 per share. None of the options listed on the table are "in-the-money."

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than May 1, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                                SUSAN BENSON,
                                                Secretary

                                                Dated: July 6, 2001

PROXY                                                                      PROXY

                                 SPACEDEV, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 20, 2001

         The undersigned hereby appoints Charles H. Lloyd and Susan Benson, Chief Financial Officer and Secretary, respectively, and each of them, as attorneys and Proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SpaceDev, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 13855 Stowe Drive, Poway, California 92064 on July 20, 2001 at 1:00 P.M. local time and at any and all continuations and adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, on the following matters, in accordance with the following instructions, and on all matters that may properly come before the meeting. With respect to any matter not known to the Company as of July 20, 2001, such proxies are authorized to vote in their discretion.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

          YOUR VOTE IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE,
                    SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                            IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on the other side)

                                 SPACEDEV, INC.

        PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
                     FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.


1. To elect six directors to hold office until the 2002 Annual Meeting of Shareholders.


         FOR          WITHHELD                VOTE FOR NOMINEE(S) NOT LINED OUT

         [  ]         [  ]                    Strike a line through the
                                              nominee(s) name or names below
                                              that you do not vote for

         NOMINEES: James W. Benson, Charles H. Lloyd, Curt Dean Blake, Gen. Howell M. Estes, III, Robert S. Walker and Wesley T. Huntress.

2. To approve the continuation of Nation Smith Hermes Diamond, Accountants & Consultants, P.C. as the Company's independent public accountants for the fiscal year ending December 31, 2001.

         FOR                       AGAINST                 ABSTAIN

         [  ]                       [  ]                    [  ]


______________      ___________________      ___________________________________
Date                Shares Held              Signature

                                             ___________________________________
                                             Print Name



______________      ___________________      ___________________________________
Date                Shares Held              Signature

                                             ___________________________________
                                             Print Name

PLEASE PROVIDE:
Mailing address:

-----------------------------------

-----------------------------------

-----------------------------------

Phone Number: ______________________   Email address: __________________________

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership or limited liability company, please sign the company name by authorized person.